Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amemdment No. 1 to Form F-1 of our report dated March 18, 2010, relating to the consolidated financial statements of Seven Arts Pictures, Plc., which appear in such Registration Statement.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ RBSM LLP

New York, New York
July 30, 2010